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                                                                  Exhibit 23



INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-48086 of Texas Eastern Transmission Corporation on Form S-3 of our report dated January 18, 2001, appearing in this Annual Report on Form 10-K of Texas Eastern Transmission Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 30, 2001